Exhibit 10.13




                           GFI STOCKHOLDER'S AGREEMENT


                                   Dated as of

                                  June 4, 1996


                                      Among

                           INFLO HOLDINGS CORPORATION,

                             G.F. INDUSTRIES, INC.,

                              ARTAL LUXEMBOURG S.A.

                                       and

                            FLOWERS INDUSTRIES, INC.


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                                TABLE OF CONTENTS
                                                                            Page

                                    ARTICLE I
      DEFINITIONS;
      REPRESENTATIONS AND WARRANTIES.......................................  1
      1.1     Definitions..................................................  1
      1.2     Representations and Warranties of the Company................  5
      1.3     Representations and Warranties of GFI........................  6
      1.4     Representations and Warranties of Artal and
              Flowers......................................................  7

                                   ARTICLE II
      VOTING ARRANGEMENTS..................................................  8
      2.1  GFI Board Representative........................................  8
      2.2  Committees......................................................  9
      2.3  Removal of GFI Board Representative.............................  9
      2.4  Restrictions on Other Agreements................................ 10
      2.5  Fundamental Corporate Actions................................... 10
      2.6  Certificate of Incorporation and By-Laws........................ 11
      2.7  Changes Upon Public Offering.................................... 11
      2.8     Director Fees and Expenses................................... 11
      2.9     Financial and Other Information; Auditors.................... 11

                                   ARTICLE III
      COVENANTS............................................................ 12
      3.1  Transfers of Securities......................................... 12
      3.2  Right of First Refusal.......................................... 15
      3.3  Tag Along....................................................... 16
      3.4  Drag Along...................................................... 19
      3.5  Preemptive Rights............................................... 20
      3.6  Certain Transfers by Artal and Flowers.......................... 21

                                   ARTICLE IV
      REGISTRATION RIGHTS.................................................. 22

                                    ARTICLE V
      AGREEMENTS REGARDING THE PURCHASED SECURITIES........................ 22
      5.1  Securities Unregistered......................................... 22
      5.2  Legend.......................................................... 23

                                   ARTICLE VI
      MISCELLANEOUS........................................................ 23
      6.1  Termination..................................................... 23
      6.2  Remedies........................................................ 24
      6.3  Consent to Amendments........................................... 24
      6.4  Successors and Assigns.......................................... 25
      6.5  Severability.................................................... 25
      6.6  Counterparts.................................................... 25
      6.7  Notices......................................................... 25
      6.8  Governing Law................................................... 25
      6.9  Further Assurances.............................................. 26
      6.10  Jurisdiction; Venue; Process................................... 26
      6.11  Mutual Waiver of Jury Trial.................................... 26


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                           GFI STOCKHOLDER'S AGREEMENT


            GFI STOCKHOLDER'S AGREEMENT (this "Agreement"), dated as of June 4, 1996, among INFLO HOLDINGS CORPORATION, a Delaware corporation (the "Company"), G.F. INDUSTRIES, INC., a Nevada corporation ("GFI"), ARTAL LUXEMBOURG S.A., a Luxembourg corporation ("Artal"), and FLOWERS INDUSTRIES, INC., a Georgia corporation ("Flowers").

            WHEREAS, pursuant to the Stock Purchase Agreement dated June 4, 1996, among the Company, Keebler Holding Corp. ("Holdco") and GFI (the "Stock Purchase Agreement"), Holdco has agreed to purchase all of the outstanding shares of common stock, without par value, of Sunshine Biscuits, Inc., a Delaware corporation (the "Acquisition"); and

            WHEREAS, pursuant to the Stock Purchase Agreement, in partial payment for such Acquisition the Company is issuing to GFI on the date hereof shares of Common Stock, par value $.01 per share, of the Company, and is granting to GFI warrants (the "Warrants") to purchase additional shares of such Common Stock; and

            WHEREAS, Artal, Flowers and the Company are parties to a certain Stockholders' Agreement dated as of January 26, 1996 (as in effect on the date hereof and, except as otherwise provided herein, as the same may be amended, supplemented or otherwise modified in accordance with its terms, the "Original Stockholders' Agreement"), which sets forth certain agreements between and among Artal, Flowers and the Company;

            NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                                  DEFINITIONS;
                         REPRESENTATIONS AND WARRANTIES

            1.1 Definitions. Capitalized terms used herein shall have the meanings set forth below:

            "Acquisition" shall have the meaning specified in the recitals hereto.

            "Affiliate" means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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                                                                               2


            "Agreement" shall have the meaning specified in the first paragraph hereof.

            "Artal" shall have the meaning specified in the first paragraph hereof.

            "Board" means the Board of Directors of the Company.

            "By-Laws" means the By-Laws of the Company as in effect on the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Original Stockholders' Agreement and the terms of this Agreement.

            "Certificate of Incorporation" means the Certificate of Incorporation of the Company as in effect on the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Original Stockholders' Agreement and the terms of this Agreement.

            "Change of Control" means the occurrence of a Company Sale (as defined in the Original Stockholders' Agreement as in effect on the date hereof and without giving effect to any amendment, supplement or other modification thereof after the date hereof) in which the acquiring Person or group of Persons is a Third Party.

            "Common Stock" means the Company's Common Stock, par value $.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

            "Common Stock Equivalents" means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

            "Company" shall have the meaning specified in the first paragraph hereof.

            "Confidential Information" shall have the meaning specified in
Section 2.1(c).

            "Corporate Group" means (i) with respect to Flowers, (A) Flowers together with its direct and indirect wholly owned

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                                                                               3


subsidiaries or (B) if permitted by each of the agreements governing material debt of the Company, Flowers together with its Affiliates, (ii) with respect to Artal, (I) Artal together with its direct and indirect wholly owned subsidiaries and any entity, directly or indirectly through wholly owned subsidiaries, wholly owning Artal or (II) if permitted by each of the agreements governing material debt of the Company, Artal together with its Affiliates, and (iii) with respect to GFI, (I) GFI together with its direct and indirect wholly owned subsidiaries and any entity, directly or indirectly through wholly owned subsidiaries, wholly owning GFI or (II) if permitted by each of the agreements governing material debt of the Company, GFI together with its Affiliates.

            "Drag Along Number" shall have the meaning specified in Section 3.4.

            "Election Period" shall have the meaning specified in Section 3.2.

            "Executive Agreements" means the executive security purchase agreements entered into from time to time among the Company and the management stockholders or other similar executive agreements entered into from time to time, as the same may be amended, supplemented or otherwise modified from time to time.

            "Family Group" means, with respect to any individual, such individual's spouse and descendants and such individual's parents, grandparents, aunts, uncles, brothers, sisters and their respective spouses and descendants (in each case, whether natural or adopted) and any trust or similar entity established and maintained solely for the benefit of such individual and/or his spouse, descendants and/or such above-listed relatives and all of the aforesaid of the grantor of a trust that is a stockholder of the Company.

            "Flowers" shall have the meaning specified in the first paragraph hereof.

            "Fully Diluted Shares" means, as of any date of determination, the number of shares of Common Stock outstanding plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

            "GFI" shall have the meaning specified in the first paragraph hereof.

            "GFI Board Representative" means the non-voting, ex-officio representative of GFI to the Board designated pursuant to Section 2.1(a).


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                                                                               4


            "Investor Joinder" means a joinder agreement, substantially in the form of Exhibit 3.1(a) hereto, by which a Person becomes an Investor Stockholder after the date hereof.

            "Investor Stockholders" means, collectively, Artal, Flowers, GFI and any Person who hereafter becomes an Investor Stockholder pursuant to an Investor Joinder under this Agreement.

            "Offer" shall have the meaning specified in Section 3.2.

            "Offered Securities" shall have the meaning specified in Section
3.2.

            "Offer Notice" shall have the meaning specified in Section 3.2.

            "Offeror" shall have the meaning specified in Section 3.2.

            "Original Stockholders' Agreement" shall have the meaning specified in the recitals hereto.

            "Permitted Transferee" shall mean those Persons to whom Transfers are permitted pursuant to clauses (i), (ii), (iv) and (v)(A) of Section 3.1(b).

            "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Preemptive Rights Securities" shall have the meaning specified in
Section 3.5.

            "Preferred Stock" means any capital stock of any class of the Company hereafter authorized that provides for a preference on liquidation or with respect to dividends over any other class of capital stock of the Company or any similar kind of equity security.

            "Public Offering" means a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act.

            "Recapitalization" means any stock split, reverse stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, sale of all or substantially all assets, exchange or other similar reorganization.

            "Release Date" shall have the meaning specified in Section 3.1.

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                                                                               5


            "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            "Sale Notice" shall have the meaning specified in Section 3.3.

            "SEC" means the Securities and Exchange Commission.

            "Securities" means, (a) the Common Stock acquired by GFI on the date of this Agreement, (b) the Warrants, (c) all Common Stock and Preferred Stock acquired by GFI after the date hereof (whether pursuant to the exercise of the Warrants or otherwise), (d) all Common Stock, Preferred Stock and indebtedness issued in respect thereof, in exchange therefor, or in substitution thereof, in connection with a Recapitalization, (e) all Common Stock Equivalents issued to GFI and (f) all Common Stock and Preferred Stock which constitutes "Securities" for purposes of the Original Stockholders' Agreement.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Holding Company" shall have the meaning specified in
Section 3.3.

            "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by a Person either directly or through one or more of its Subsidiaries.

            "Third Party" means any Person other than the Investor Stockholders and their respective Affiliates.

            "Transfer" shall be construed broadly and shall include any transfer by way of issuance, sale, assignment, hypothecation, disposition, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.

            "Transferring Party" shall have the meaning specified in Section
3.3.

            "Trigger Date" means January 26, 1996.

            "Warrants" shall have the meaning specified in the recitals hereto.

            "Warrant Share Number" shall have the meaning specified in Section 3.4.

            1.2 Representations and Warranties of the Company. The Company represents and warrants to each of the Investor Stockholders as follows:

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                                                                               6


            (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by GFI, Artal and Flowers, constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; and

            (b) The execution, delivery and performance by the Company of this Agreement will not, with or without the giving of notice or lapse of time, or both, (i) conflict with the Certificate of Incorporation or By-Laws of the Company (or the corresponding documents of any of its Subsidiaries), (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, except for such breaches, defaults or conflicts which, in the aggregate, would not reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets, liabilities, properties or business of the Company and its Subsidiaries, taken as a whole or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to it.

            1.3 Representations and Warranties of GFI. GFI hereby represents and warrants to the Company and each of the other Investor Stockholders as follows:

            (a) GFI is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now conducted by it. GFI has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by GFI of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary action of GFI. This Agreement has been duly executed and delivered by GFI and, assuming the due authorization, execution and delivery thereof by the Company and each of the other Investor Stockholders, constitutes the valid and legally binding obligation of GFI, enforceable against GFI in accordance with its terms;

            (b) The execution, delivery and performance of this Agreement by GFI will not, with or without the giving of notice or lapse of time, or both, (i) conflict with the certificate of incorporation or by-laws of GFI or (ii) result in any breach of

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                                                                               7


any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which GFI is a party or by which GFI is bound, except for such breaches, defaults or conflicts which, in the aggregate, would not reasonably be expected to have a material adverse effect on the financial position, results of operations, assets, liabilities, properties or business of GFI or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to it; and

            (c) GFI is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act and is acquiring the Common Stock and Warrants for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof.

            1.4 Representations and Warranties of Artal and Flowers. Each of Artal and Flowers (solely as to itself) hereby represents and warrants to the Company and each of the other Investor Stockholders as follows:

            (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and assets and to conduct its business as now conducted by it. It has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery thereof by the Company and each of the other Investor Stockholders, constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms; and

            (b) The execution, delivery and performance of this Agreement by it will not, with or without the giving of notice or lapse of time, or both, (i) conflict with its certificate of incorporation or by-laws (or the corresponding documents of any of its Subsidiaries) or (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound, except for such breaches, defaults or conflicts which, in the aggregate, would not reasonably be expected to have a material adverse effect on the financial position, results of operations, assets, liabilities, properties or business of it and its Subsidiaries, taken as a whole or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to it.

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                                                                               8


                                   ARTICLE II
                               VOTING ARRANGEMENTS


            2.1 GFI Board Representative.

            (a) From and after the date hereof, GFI shall be entitled to designate one individual as a non-voting, ex-officio representative to the Board; provided that if GFI and its Affiliates and Permitted Transferees cease to collectively beneficially own (it being understood that the Warrants and any other rights or options to acquire shares of Common Stock shall not be deemed to be beneficially owned for this purpose) at least that number of shares of Common Stock actually issued and outstanding (adjusted to take account of any Recapitalization) equal to 90% of the number of shares of Common Stock originally acquired by GFI pursuant to the Stock Purchase Agreement, GFI shall no longer be entitled to designate an individual pursuant to this Section 2.1(a) and any previously designated GFI Board Representative shall immediately be removed and shall cease to have any right to notice, attendance, information or otherwise under this Article II. GFI's right to designate a GFI Board Representative shall be suspended during any period in which GFI or any of its Affiliates, directors, officers or stockholders or the GFI Board Representative or its Affiliates or associates (within the meaning of the Exchange Act) is competing directly in any material respect with the primary business operations of the Company and its Subsidiaries; provided, that it is agreed and acknowledged that co-packing arrangements with respect to products that are not directly competitive in any material respect with products sold by the Company or its Subsidiaries will not be deemed to be or considered competition directly with the primary business operations of the Company and its Subsidiaries (regardless of whether the Person with whom such arrangements exist are competitors of the Company and its Subsidiaries in other segments of such Person's business).

            (b) The GFI Board Representative shall be entitled to receive notice of (to the same extent and at the same time given to the members of the Board) and attend and fully participate in (on a non-voting, ex-officio basis) all meetings of the Board and shall be entitled to receive (at the same time as or promptly after received by members of the Board) all information and materials provided or distributed to the Board.

            (c) GFI agrees, and GFI agrees to cause the GFI Board Representative, to keep all non-public information and materials provided or distributed to or discussed with the GFI Board Representative (collectively, the "Confidential Information") strictly confidential and not to disclose such information to any Person (other than any of GFI's Affiliates, directors, officers or stockholders or the GFI Board Representative or its Affiliates or associates who need to know such Confidential Information for purposes of assisting the GFI Board Representative in its duties

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and for GFI to comply with its obligations hereunder; it being understood that no Confidential Information shall be given to any such associate, except that the general category of activities that implicate the noncompetition provision of this Agreement may be identified (it being understood that in no event shall any Confidential Information with respect to such activities be given to such associate), and it being further understood that in no event shall any Confidential Information be given to any Person, including those Persons identified in this parenthetical, if such Person is competing directly in any material respect with the primary business operations of the Company and its Subsidiaries), including, without limitation, in connection with any attempt to sell the Securities owned by GFI as permitted under the terms of this Agreement, without the prior written consent of the Company and to treat and use all such information and materials in the same manner and subject to the same duties as if the GFI Board Representative was a member of the Board. Notwithstanding the foregoing, at any time that the Company is not required to file quarterly and annual reports with the SEC under the Exchange Act and the rules and regulations of the SEC promulgated thereunder, GFI shall be entitled to provide information similar to the information that would be required to be provided in such reports under the Exchange Act to Third Parties who do not compete directly in any material respect with the primary business operations of the Company and its Subsidiaries provided that such party enters into a confidentiality agreement in form and substance reasonably satisfactory to the Company. In the event that GFI shall no longer have a right to designate a representative to the Board pursuant to Section 2.1(a), GFI shall and shall cause all previous GFI Board Representatives to return all Confidential Information (including all copies, extracts, or other reproductions in whole or in part of such Confidential Information) to the Company. The obligations under this Section 2.1(c) shall survive the termination of the right of GFI to designate a representative to the Board pursuant to Section 2.1(a).

            2.2 Committees. If the Board shall utilize an executive or similar committee and such committee shall become in practice the functional equivalent of the Board, the GFI Board Representative shall be entitled to notice of (to the same extent and at the same time given to the members of such committee) and to attend on a non-voting, ex-officio basis, the meetings of such committee and shall be entitled to receive (at the same time as or promptly after received by members of such committee) all information and materials provided or distributed to such committee. Any such information or materials so distributed shall be held subject to the terms of Section 2.1(c).

            2.3 Removal of GFI Board Representative. At all times GFI shall have the right to remove the GFI Board Representative and, so long as it is permitted to designate a representative to the Board, to designate an alternative individual to act as such representative.

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            2.4 Restrictions on Other Agreements.

            (a) GFI shall not grant any proxy or enter into or agree to be bound by any voting trust or voting agreement with respect to the Securities of the Company, other than pursuant to this Agreement.

            (b) GFI shall not enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Investor Stockholders or with Persons that are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition or disposition of Securities of the Company in a manner which is inconsistent with this Agreement.

            (c) By execution of this Agreement, GFI represents that it is not presently a party to, or bound by, any arrangement prohibited by this Section 2.4.

            2.5 Fundamental Corporate Actions. So long as GFI is entitled to designate a representative to the Board pursuant to Section 2.1(a), each of the following actions (other than any such actions required pursuant to a contract or agreement properly entered into after the date hereof by the Company or any of its Subsidiaries, provided such contract or agreement was approved pursuant to clause (c) below if approval pursuant to such clause was required at the time such contract or agreement was entered into) will require the prior approval of the GFI Board Representative:

            (a) any amendments to the Certificate of Incorporation (including any certificate of designations) or By-Laws of the Company which would adversely affect (except in immaterial respects) GFI's rights under this Agreement (it being expressly agreed that customary defensive charter, by-law and related provisions or plans adopted or approved by the Board in connection with or after a Public Offering do not adversely affect GFI's rights under, and are not inconsistent with the provisions of, this Agreement for purposes of this Section
            2.5 or Section 2.6 below);

            (b) any related-party transaction, except for transactions in the ordinary course of business on terms no less favorable to the Company than could be obtained in a comparable arm's-length transaction with an independent Third Party; and

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                                                                              11


            (c) any contract or agreement to do any of the foregoing.

            2.6 Certificate of Incorporation and By-Laws. Each Investor Stockholder shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's Certificate of Incorporation and By-Laws are not, at any time, inconsistent with the provisions of this Agreement.

            2.7 Changes Upon Public Offering. Each of the Investor Stockholders agrees to discuss in good faith making such changes to this Agreement and to the Company's Certificate of Incorporation and By-Laws, and taking any and all other actions, as may be necessary or appropriate in connection with the consummation of a Public Offering and which are, to the greatest extent possible, designed to reflect the intent of this Agreement; provided, that in no event shall any Investor Stockholder have any obligation to agree to make any such change or take any such action.

            2.8 Director Fees and Expenses. The GFI Board Representative shall receive the same fees, reimbursement or other compensation for serving as a representative to the Board (or any committees thereof) as the directors of the Board receive for serving on the Board (or any such committees thereof), it being understood that it is the intention of the Company to reimburse directors for reasonable out-of-pocket expenses actually incurred for the purpose of attending meetings of the Board (or committees thereof) (which expenses shall not include the cost of any non-domestic travel) or performing other duties required to be performed in furtherance of their service as a director of the Company.

            2.9 Financial and Other Information; Auditors. The Company shall provide to the GFI Board Representative as promptly as practicable after the preparation thereof quarterly unaudited and annual audited financial statements of the Company and such other information and materials, including, without limitation, management reports of the Company's auditors, that the GFI Director may reasonably request to the extent that any such financial statements and other information or materials are otherwise prepared by or on behalf of the Company. The Company shall at all times engage as its auditors a nationally recognized and independent accounting firm. Any such financial statements and other information or materials so provided shall be held subject to the terms of
Section 2.1(c).

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                                                                              12


                                   ARTICLE III
                                    COVENANTS

            3.1 Transfers of Securities.

            (a) Except as permitted pursuant to Section 3.1(b) or with the prior written consent of both Artal and Flowers (which, after the third anniversary of the Closing Date (as defined in the Stock Purchase Agreement) may not be unreasonably withheld or delayed) GFI shall not Transfer any Securities until the earlier of (1) the seventh anniversary of the Trigger Date and (2) such time, if any, as either Artal or Flowers is entitled to transfer generally its respective Securities without the consent of such other party other than as permitted under Article III or IV or Annex A (it being understood that the Original Stockholder's Agreement (as in effect on the date hereof and without regard to any amendment, supplement or other modification thereof after the date hereof) does not permit either Artal or Flowers to sell its Securities under Rule 144A vis a vis the other without the consent of the other) to the Original Stockholders' Agreement (as the same is in effect on the date hereof and without giving any effect to any amendment, supplement or other modification thereof after the date hereof, except for such amendments, supplements or other modifications (a) which provide for transfers of a nature similar to those set forth in Section 3.1(b) of the Original Stockholders' Agreement or Section 3.1(b) of this Agreement or (b) the benefits of which are made available in a similar respect to GFI by Artal, Flowers and the Company pursuant to an amendment, supplement or modification to this Agreement) (the earlier of the foregoing being the "Release Date"). Prior to making any permitted (whether as result of the exceptions set forth in Section 3.1(b) or otherwise) Transfer of Securities to any Person at any time prior to the termination of this Agreement (other than a Transfer pursuant to a Public Offering or a Transfer pursuant to Sections 3.1(b)(iii) or (vii)), GFI shall obtain an Investor Joinder from such transferee, and such transferee shall, by execution thereof, agree to become and automatically be deemed to be an Investor Stockholder subject to all of the rights (other than the right of GFI pursuant to Section 2.1(a) to designate the GFI Board Representative) and obligations contained in this Agreement applicable to GFI and to have made on the date thereof all representations and warranties made on the date hereof by GFI (modified, if necessary, to reflect the nature of such Person as a corporation, partnership, other entity or natural person). Promptly thereafter, GFI shall cause originally executed copies of such Investor Joinder to be delivered to the Company and the other Investor Stockholders and shall notify such Investor Stockholders of the number and type of Securities Transferred.

            (b) The restriction on Transfer contained in the first sentence of
Section 3.1(a) above shall be inapplicable with respect to:

            (i) any Transfers of Securities made by an individual Investor Stockholder to his or her Family Group and, thereafter, among members of such Family Group;

            (ii) any Transfers of Securities by an Investor Stockholder to a member of its Corporate Group and, thereafter, among members of such Corporate Group;

            (iii) any Transfer of Securities pursuant to the terms of Section
      3.3 or 3.4 or Article IV;

            (iv) any Transfers of Securities made by an individual Investor Stockholder upon his or her death to his or her estate, provided that the beneficiaries of the estate are Persons specified in clauses (i) or (ii) of this Section 3.1(b);

            (v) any Transfers of Securities made by an Investor Stockholder (A) to the extent of the grant of a security interest in such Securities pursuant to a pledge or similar agreement to secure debt of such Investor Stockholder (incurred in good faith and not for purposes of avoiding the transfer restrictions contained in this Agreement) owing to a bank or other bona fide financial institution; provided that such security interest has not yet been exercised by the pledgee, and (B) upon the exercise by such bank or other bona fide financial institution of its rights under such pledge or similar agreement to acquire beneficial or other ownership of the Securities pledged thereunder;

            (vi) any Transfers of Securities pursuant to the Escrow Agreement dated as of the date hereof among the Company, GFI and The Bank of New York, as escrow agent (the "Escrow Agreement"), including, without limitation, the release of Securities thereunder to the Company or GFI; or

            (vii) any Transfer after an initial Public Offering under Rule 144 of the Securities Act as contemplated by Section 1.7 of Annex A;

provided, that no such Transfer shall be permitted under this Section 3.1(b) or
Section 3.2 if it would constitute a default or event of default under any agreement governing material debt of the Company or any of its Subsidiaries; provided, further, that in order to facilitate compliance with federal securities laws and the provisions of this Agreement, the aggregate number of Permitted Transferees under Section 3.1(b) shall not exceed 45 Persons at any time without the consent of each of Artal and Flowers, which consent shall not be unreasonably withheld or delayed, and in no event shall the Warrants be Transferred to any Person or Persons if such Transfer or Transfers, in and of itself and without regard to the requirements imposed on or obligations of the Company under this Agreement, would reasonably be expected to result in the Company being obligated to register under the

Securities Act the Common Stock underlying the Warrant for issuance upon the exercise of the Warrant.

            Notwithstanding the above, so long as the Securities are held in escrow pursuant to the Escrow Agreement, such Securities may only be Transferred as set forth in the Escrow Agreement.

            (c) By execution of an Investor Joinder, each Permitted Transferee shall be deemed to designate the GFI Board Representative or, if GFI shall no longer be permitted to designate a representative to the Board pursuant to
Section 2.1(a), Michael Uytengsu or such one other Person as GFI and all the Permitted Transferees shall agree upon, as such Permitted Transferee's attorney-in-fact for purposes of exercising such Permitted Transferee's rights and obligations pursuant to Sections 3.3, 3.4 and 3.5 and Annex A.

            (d) Any Transfer made in violation of this Section 3.1 (including, without limitation, a Transfer made without obtaining a necessary Investor Joinder) shall be null and void. The Company shall not permit such Transfer to be recorded on the Company's books and records and shall not otherwise cooperate in consummating such Transfer.

            (e) No Person shall be permitted to become a party to this Agreement except by executing an Investor Joinder pursuant to the terms set forth in this
Section 3.1.

            (f) During the pendency of the initial term of any Liquidity Period (as defined in the Original Stockholders' Agreement as the same is in effect on the date hereof and without regard to any amendment, supplement or other modification thereof after the date hereof) and any one six-month or shorter extension thereof (pursuant to the terms of the Original Stockholders' Agreement), (i) GFI agrees (A) not to market, attempt to arrange for or, except as a result of the application of Section 3.3 or 3.4 or pursuant to clauses (i),
(ii), (iv), (v) and (vi) of Section 3.1(b), consummate the Transfer of any of its Securities and (B) to refrain from taking any action that would be reasonably likely to interfere with the consummation of a Liquidity Transaction (as defined in the Original Stockholders' Agreement) and (ii) the withholding by either of Artal or Flowers of the consent referred to in the first sentence of
Section 3.1(a) shall be deemed to be reasonable; provided, that this Section 3.1(f) shall not apply after the Release Date, whether or not such Liquidity Period shall have commenced prior to the Release Date; provided, further, that if either Artal or Flowers commences a new Liquidity Period following the expiration of any Liquidity Period or extension thereof with the intention of avoiding the time limitation provided in this subsection, then the restrictions set forth in this subsection shall not apply to GFI with respect to such new Liquidity Period.

            3.2 Right of First Refusal.

            (a) If, at any time after the third anniversary of the Closing Date but prior to the Release Date, GFI receives a bona fide offer to purchase any or all of its Securities (the "Offer") from a Third Party (the "Offeror") which GFI wishes to accept, GFI shall cause the Offer to be reduced to writing and shall notify Artal and Flowers in writing (the "Offer Notice") of its wish to accept the Offer. The Offer Notice will disclose in reasonable detail the proposed type and number of Securities (the "Offered Securities") and the proposed terms and conditions of the Transfer (including, in the event that the consideration to be received by GFI in the Offer includes non-cash consideration, GFI's good faith reasonable estimate (the "GFI Estimate") of the cash value of such non-cash consideration), and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). GFI shall not be permitted to accept any such Offer unless (i) each of Artal and Flowers consents to such transaction as contemplated by the first sentence of Section 3.1(a) and (ii) the right of first refusal procedures set forth in this Section 3.2 are complied with. If each of Artal and Flowers do provide such consent, then in addition (and not in limitation of, or substitution for, such consent) each of Artal and Flowers may elect to purchase all (but not, in the aggregate, less than all) of such Offered Securities at the price and on the terms specified in the Offer Notice by delivering written notice of such election to GFI as soon as practicable, but in any event within 15 days after delivery of the Offer Notice (the "Election Period"). In the event that the terms of any Offer provide for the delivery of non-cash consideration for the Offered Securities, each of Artal and Flowers may deliver cash for such Offered Securities in an amount equal to the value of such non-cash consideration either in accordance with the GFI Estimate (or such other amount as agreed by GFI, Artal and Flowers) or as determined by an investment banking firm of national reputation selected by mutual agreement of the parties hereto, provided, that such investment banking firm shall not have a material direct or indirect financial interest in or other relationship with any of the parties hereto or their respective Subsidiaries or Affiliates. If Artal and Flowers have in the aggregate elected to purchase an amount of Offered Securities that exceeds the amount of Offered Securities being offered by GFI, the Offered Securities shall be allocated ratably among Artal and Flowers pro rata based upon the relative number of Fully Diluted Shares owned by them. Each of Artal and Flowers shall be required, as a condition to being permitted to purchase Offered Securities pursuant to this Section 3.2(a), to elect to purchase each of the different types of Securities included in the Offered Securities in amounts which are proportional to the respective total amounts of each such Security that comprise the Offered Securities.

            (b) If Artal and/or Flowers has elected to purchase all the Offered Securities from GFI, the Transfer of such Offered

Securities shall be consummated as soon as practicable after the delivery of the election notices, but in any event within 15 days after the expiration of the Election Period (unless a longer period of time is necessary to comply with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in which case such longer period). If Artal and Flowers have not elected to purchase (or have failed within such 15-day period or longer period, if applicable, to purchase after electing to do so) all of the Offered Securities being offered, GFI may, within 75 days after the date of the Offer Notice, Transfer all the Offered Securities to the Offeror at a price no less than the price specified in the Offer Notice and on other terms no less favorable to GFI than those contained in the Offer. If, at the end of such 75 day period, GFI has not completed the Transfer of such Securities as aforesaid, all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to such Securities.

            (c) This Section 3.2 shall not apply with respect to any Transfer permitted under Section 3.1(b).

            3.3 Tag Along. (a) At least 30 days prior to making any Transfer of any Securities held by Artal and/or Flowers (other than pursuant to a Public Offering which does not constitute a Liquidity Transaction under the Original Stockholders' Agreement, as in effect on the date hereof and without regard to any amendment, supplement or other modification thereof after the date hereof), the transferring party (the "Transferring Party") shall deliver a written notice (the "Sale Notice") to the other Investor Stockholders, specifying in reasonable detail the type and number of Securities proposed to be transferred, the identity of the prospective transferee(s), the terms and conditions of the Transfer (including without limitation, the price to be paid for each type of Security) and all information reasonably required to make the calculations set forth in this Section 3.3(a); provided, however, that the provisions of this Section shall not apply to (i) any Transfer of any Securities to any of the employees of the Company or any of its Subsidiaries (or to the Company for related issuance to such employees) in connection with management equity participation or similar contracts, plans or programs (provided, that such contracts, plans or programs are created in good faith and not for purposes of avoiding the transfer restrictions contained in this Section), (ii) any Transfers at any time, and from time to time, of up to (determined by reference to all such Transfers) an aggregate of 7.5% of the Securities held by such Transferring Party as of the date hereof (the "De Minimus Limit"), provided, that the De Minimus Limit shall not be deemed to permit Transfers by Artal or Flowers to the other or to any member of the Corporate Group of the other, (iii) any Transfer of Securities made by an individual to his or her Family Group and, thereafter, among members of such Family Group, (iv) any Transfers by Artal or Flowers to the other or to any member of the Corporate Group of the other of less than (determined by reference to all such

Transfers) an aggregate of 5% of the Securities held by the Transferring Party as of the date hereof, (v) any Transfers by Artal or Flowers to a member of its own Corporate Group and thereafter among members of such Corporate Group, (vi) any Transfers of Securities pursuant to a pledge or similar agreement to secure debt of such Transferring Party (incurred in good faith and not for purposes of avoiding the rights granted to GFI in this Section 3.3) owing to a bank or other bona fide financial institution, including, without limitation, any such Transfer upon the exercise by such bank or other bona fide financial institution of its rights under such pledge or similar agreement to acquire beneficial or other ownership of the Securities pledged thereunder or (vii) any Transfer of Securities made by an individual upon his or her death to his or her estate; provided, that the beneficiaries of the estate are Persons specified in (iii) or
(v) of the foregoing clauses. GFI may elect to participate in the proposed Transfer by delivering written notice to the Transferring Party within 15 days after delivery of the Sale Notice. If GFI has elected to participate in such Transfer pursuant to the terms hereof, GFI shall be entitled to sell in the proposed Transfer, at the same price (treating debt of Artal or Flowers actually assumed by the transferee as a cash payment to Artal or Flowers, as the case may be, equal to the amount assumed) and on the same terms and conditions (provided that such conditions are capable of being fulfilled by GFI) as the Transferring Party, up to a number of Securities of each type being Transferred by the Transferring Party equal to the product of (i) the number of such Securities then beneficially owned by GFI multiplied by, (ii) a percentage calculated by dividing the aggregate number of Securities which Artal and Flowers propose to sell in the aggregate in such Transfer by the total number of such Securities then owned by Artal and Flowers in the aggregate; provided that the number of Securities which GFI is permitted to sell pursuant to this Section 3.3(a) shall not include any Securities acquired by GFI in connection with or after the consummation of a Public Offering (other than shares of Common Stock acquired upon exercise of the Warrants). It is expressly understood by the parties hereto that if the Transferring Party is selling Common Stock in such Transfer, GFI may only participate in such Transfer by selling Common Stock (and not Warrants or other Common Stock Equivalents) and that to the extent that GFI wishes to sell shares of Common Stock underlying such Warrants or Common Stock Equivalents, it must exercise, convert or exchange such Warrants or Common Stock Equivalents, as the case may be, in order to Transfer such underlying shares of Common Stock. If GFI elects to participate in such Transfer, it shall be obligated to pay its pro rata portion of the transaction costs associated therewith. If the aggregate amount of Securities GFI elects and is permitted under the foregoing provisions to sell in the proposed Transfer is, together with the aggregate amount of Securities Artal and Flowers propose to so sell, more than the total number of Securities that the transferee wishes to purchase, then each of GFI, Artal and Flowers shall be entitled to sell to the transferee that number of Securities equal to the number of Securities to be so purchased by the transferee from all such selling parties multiplied by a fraction, the numerator of which is the number of such Securities such selling party elects and is permitted under the foregoing provisions to sell and the denominator of which is the aggregate number of Securities all such selling parties elect to sell and are permitted to sell under the foregoing provisions. If and to the extent that the transferee purchases any Securities of the Transferring Party but does not purchase, upon the same terms and conditions and for the same price, the Securities GFI elects and is permitted under the foregoing provisions to sell to the transferee, the Transferring Party shall, simultaneously with the sale of its Securities, purchase from GFI, at the same price and on the same terms and conditions as are applicable to the purchased Securities of the Transferring Party, such Securities of GFI. If GFI has not delivered written notice to the Transferring Party that GFI elects to participate in a proposed Transfer within the 15-day period provided above for the delivering of such notice, then the Transferring Party shall have the right, for a period of 45 days after the expiration of such 15-day period, to consummate such proposed Transfer to the proposed transferee named in the related Sales Notice and at the same price and on the same terms and conditions stated in such Sales Notice. If, at the end of such 45-day period, the Transferring Party has not consummated such proposed Transfer, the terms of this Section 3.3 shall again be in effect with respect to such proposed Transfer.

            (b) For purposes of Section 3.3(a), if either Artal or Flowers has Transferred all or part of its Securities to one or more of its Subsidiaries or other similar entities controlled by it (a "Securities Holding Company"), a sale or other disposition by Artal or Flowers (by merger or otherwise) of an equity or beneficial interest in a Securities Holding Company (other than a sale or disposition of the nature set forth in the proviso to the first sentence of
Section 3.3(a)) shall be treated as follows: (i) if such sale or other disposition is of 50% or more of the equity or beneficial interest in such Securities Holding Company, then such sale or other disposition shall be deemed to be a Transfer of all such Securities directly or indirectly owned or controlled by such Securities Holding Company, and (ii) if such sale or other disposition is of less than 50% of the equity or beneficial interest in such Securities Holding Company, then such sale or other disposition shall be deemed to be Transfer of a percentage of the number of shares of Securities directly or indirectly owned or controlled by such Securities Holding Company equal to the percentage of the equity or beneficial interest in such Securities Holding Company sold or disposed of in such transaction. In either such event, if the Securities Holding Company owns assets other than the Securities, the consideration paid to the Transferring Party for the Transfer and allocable to the Securities, in the absence of agreement of the parties to this Agreement, shall be determined by an investment banking firm of national reputation selected by mutual agreement of the parties hereto, provided, that such investment banking firm shall not have a material direct or indirect financial interest in or other relationship with the Company or any of its Subsidiaries or Affiliates.

            (c) The exercise of nonexercise of the rights of GFI in this Section
3.3 to participate in one or more Transfers by Artal or Flowers shall not adversely affect GFI's rights to participate in subsequent Transfers by Artal or Flowers.

            3.4 Drag Along.

            (a) In the case that Artal and/or Flowers proposes to make a Transfer of Securities (or of a Securities Holding Company) that would trigger GFI's tag along rights pursuant to Section 3.3, Artal and Flowers may elect, by so specifying in the Sale Notice (which in such case must be executed by both Artal and Flowers), to require GFI to, and GFI will, participate in such transaction on the same terms and conditions as Artal and/or Flowers with respect to a number of Securities determined as set forth below. GFI shall be required to sell in the proposed Transfer, at the same price and on the same terms and conditions as Artal and/or Flowers, a number of Securities of each type being Transferred by Artal and/or Flowers equal to the lesser of (i) the product of (A) the number of such Securities then beneficially owned by GFI multiplied by, (B) a percentage calculated by dividing the aggregate number of Securities which Artal and Flowers propose to sell in the aggregate in such Transfer by the total number of such Securities then owned by Artal and Flowers in the aggregate and (ii) the number of such Securities specified by Artal and Flowers in the relevant Sale Notice (such number being hereinafter referred to as the "Drag Along Number"). It is expressly understood by the parties hereto that if Artal and/or Flowers proposes to Transfer Common Stock and so elects, GFI must Transfer a number of shares of Common Stock (and not Warrants or other Common Stock Equivalents) equal to the Drag Along Number and if the total number of shares of Common Stock owned by GFI is less than the Drag Along Number at the time of such Transfer, it shall exercise the Warrants to the extent required to obtain a number of shares of Common Stock (the "Warrant Share Number") which, together with the number of shares of Common Stock already owned by GFI, will equal the Drag Along Number; provided, that if GFI does not exercise the Warrant to obtain such shares of Common Stock, the Warrant shall be cancelled to the extent of the Warrant Share Number.

            (b) In connection with any proposed transaction described in Section 3.4(a) above, GFI agrees (i) to consent to and raise no objections (other than with respect to its rights under this Section 3.4) to, and to take all other actions (including, without limitation, voting, or entering into written consents with respect to, all of its Securities in favor of such transaction) necessary or desirable to cause, the consummation of such transaction and (ii) to sell, Transfer and deliver its Securities as required by the terms of such transaction.

            (c) If the Drag Along Number is less than the number of Securities GFI may sell in the proposed Transfer pursuant to its rights under Section 3.3., then, notwithstanding the exercise by Artal and/or Flowers of their rights under this Section 3.4, GFI may elect to sell such additional Securities pursuant to its rights under Section 3.3.

            (d) Artal and Flowers shall not be entitled to exercise its rights to drag GFI pursuant to this Section 3.4 in connection with any Transfer of Securities occurring on or prior to June 4, 1999, if (i) such Transfer would not result in a Change of Control and (ii) the gross price to be received by GFI for each Security in such Transfer (x) in the case of the Securities identified in clause (a) of the definition thereof or any Common Stock received upon exercise of the Warrants, is less than $18.50 per share plus a premium of 10% per share (as such price may be adjusted in connection with any Recapitalization) or (y) in the case of any Securities other than Common Stock, the corresponding price for such Securities as the parties hereto shall in good faith reasonably agree to at the time such Securities are issued or granted to GFI.

            3.5 Preemptive Rights.

            (a) In the case of the proposed issuance of, or the proposed granting by the Company of warrants, options or other rights to purchase or otherwise acquire Common Stock, Preferred Stock or other equity securities of the Company or any of its Subsidiaries (or debt or equity securities or other rights convertible into or exchangeable or exercisable for, directly or indirectly, Common Stock, Preferred Stock or other equity securities, whether at the time of issuance or upon the passage of time or the occurrence of some future event), in each case to either or both of Artal and Flowers or any of their respective Affiliates (other than the Company and its Subsidiaries) after the date hereof (collectively, the "Preemptive Rights Securities"), GFI shall have the right, on the same terms as those of the proposed issuance and during a reasonable time no less than 30 days after the Company has given notice to the Investor Stockholders of such proposed issuance or granting (containing terms and conditions of such issuance or grant, including, in the event the Preemptive Rights Securities are being issued or granted for non-cash consideration, a good faith reasonable estimate of the cash value of such non-cash consideration, and the terms and conditions of the Preemptive Rights Securities proposed to be issued or granted), to purchase or acquire an amount of such Preemptive Rights Securities equal to the product of (i) the total number of shares or other amount of Preemptive Rights Securities which the Company proposes to so issue or grant at such time multiplied by, (ii) a fraction, the numerator of which shall be the total number of Fully Diluted

Shares then beneficially owned by GFI and the denominator of which shall be the total number of Fully Diluted Shares then beneficially owned by GFI, Artal and Flowers. The price or prices and terms of such Preemptive Rights Securities shall be identical to the price or prices and terms at which such Preemptive Rights Securities are proposed to be issued or granted to Artal, Flowers and/or their respective Affiliates. If any Preemptive Rights Securities are being issued or granted to Artal, Flowers and/or their respective Affiliates in exchange for a contribution of noncash consideration, then, in the absence of agreement among the parties to this Agreement, (A) such consideration shall be valued for such purpose by an independent appraiser of recognized standing (who shall be reasonably acceptable to GFI) appointed by the Company and (B) GFI shall have the right, in accordance with this Section 3.5(a), to subscribe for such Preemptive Rights Securities, by contributing cash therefor.

            (b) The provisions of Section 3.5(a) above shall not apply to any proposed issuance or granting made pursuant to: (i) the exercise or conversion of warrants, options or other rights to purchase Common Stock, Preferred Stock or other equity securities of the Company (or securities convertible into or exchangeable for Common Stock, Preferred Stock or other equity securities), (ii) any stock split, reverse stock split, stock dividend or similar recapitalization made available to all holders of such class of securities on a pro rata basis, or (iii) the exchange by the Company of one equity security for another to the extent such securities are made available to all holders of such class of securities on a pro rata basis.

            (c) Notwithstanding anything to the contrary in this Agreement, the rights set forth in this Section 3.5 shall terminate immediately upon the consummation of a Public Offering.

            3.6 Certain Transfers by Artal and Flowers.

            Each of Artal and Flowers agrees that it will not effect any Transfer of Securities held by it as described in clause (iii), (iv), (v), (vi) or (vii) of the proviso in the first sentence of Section 3.3(a), unless such transferee has delivered to the Company and each of the other Investor Stockholders an Investor Joinder whereby such transferee shall, by execution thereof, agree to become and shall automatically be deemed to be an Investor Stockholder subject to all of the rights and obligations contained in this Agreement applicable to Artal or Flowers, as the case may be, and to have made on the date thereof all representations and warranties made on the date hereof by Artal or Flowers, as the case may be (modified, if necessary, to reflect the nature of such Person as a corporation, partnership, other entity or natural person).

                                   ARTICLE IV
                               REGISTRATION RIGHTS

            The procedures and further agreements of the parties hereto set forth in Annex A to this Agreement are incorporated herein by reference.


                                    ARTICLE V
                  AGREEMENTS REGARDING THE PURCHASED SECURITIES

            5.1 Securities Unregistered. GFI acknowledges and represents that, with respect to the Securities issued to it pursuant to the Stock Purchase Agreement, it has been advised by the Company that:

            (a) The issuances of Securities have not been and will not be registered under the Securities Act;

            (b) The Securities may be required to be held indefinitely and GFI may be required to continue to bear the economic risk of its investment in the Securities unless the offer and sale of such Securities are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

            (c) There is no established market for the Securities and it is not anticipated that there will be any public market for the Securities in the foreseeable future;

            (d) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of the Company (including the Securities);

            (e) When and if the Securities may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule;

            (f) If a Rule 144 exemption is not available, public offer or sale of the Securities without registration will require compliance with some other exemption under the Securities Act;

            (g) A restrictive legend in the form set forth in Section 5.2 hereof shall be placed on the Securities; and

            (h) A notation shall be made in the appropriate records of the Company indicating that the Securities are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Securities.

            5.2 Legend. (a) Each certificate or instrument evidencing Securities, which is issued to GFI or a transferee thereof which is required to execute an Investor Joinder pursuant to Section 3.1(a) of this Agreement on or after the date hereof shall bear the following legend on the face thereof:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER'S AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDER'S AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDER'S AGREEMENT.

            (b) Each certificate or instrument evidencing Securities, which is issued to a transferee of GFI which is not required to execute an Investor Joinder pursuant to Section 3.1(a) of this Agreement (other than transferees in a Public Offering or under clause (vii) of Section 3.1(b)) on or after the date hereof shall bear the following legend on the face thereof:

      NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

            (c) Upon the sale of any Securities pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act or another such exemption from registration under the Securities Act or upon the termination or expiration of this Agreement, the certificates or instruments representing such Securities shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 5.2.

                                   ARTICLE VI
                                  MISCELLANEOUS

            6.1 Termination.

            (a) This Agreement shall terminate, and, except as otherwise expressly provided herein, shall thereafter have no further force or effect and shall not be binding on any party hereto if the Acquisition shall not have been consummated or on the tenth anniversary of the Trigger Date, except that agreements set forth in Section 2.1(c) shall survive for three years after such termination.

            (b) As to any particular Investor Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Investor Stockholder, except as noted below, as of the date such Investor Stockholder has Transferred all such Investor Stockholder's interest in the Company's Securities; provided, however, that no such termination shall be effective if such Investor Stockholder is in breach of this Agreement.

            6.2 Remedies.

            (a) Each Investor Stockholder shall have all rights and remedies reserved for such Investor Stockholder pursuant to this Agreement, the Company's Certificate of Incorporation and By-Laws and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

            (b) The parties hereto agree that if any parties seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the "prevailing" parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceedings. For purposes of this Section 6.2(b), a party shall be deemed to be a "prevailing" party only if it prevails on each element of its claim (including the amount and type of damages sought). If neither party is the prevailing party, the parties agree to request the court or other decision making body to make a separate determination as to the allocation of fees and expenses.

            (c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

            6.3 Consent to Amendments. Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of each of the parties hereto.

            6.4 Successors and Assigns. Except as otherwise expressly provided herein, all provisions contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted transferees of the parties hereto whether so expressed or not. This Agreement is not intended to create any third party beneficiaries.

            6.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the extent permitted by law. To the extent there exists any inconsistency between the provisions of this Agreement and the by-laws of the Company, the provisions of this Agreement shall govern in all instances.

            6.6 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            6.7 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing or sent by facsimile and shall be deemed to have been given (i) when personally delivered or sent by facsimile (with proof of receipt at the number to which notices are required to be sent), (ii) one business day after being sent by overnight courier (receipt confirmation requested) or (iii) five business days after being mailed by certified or registered mail (return receipt requested and postage prepaid) to the recipient. Such notices, demands and other communications will be sent to the Company and each Investor Stockholder at the address or addresses indicated on the signature pages hereto or on the Investor Joinder (as the case may be), or to such other address or to the attention of such other person as the recipient party has specified by prior written notice under this Section 6.7 to the sending party.

            6.8 Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except for matters directly within the purview of the General Corporation Law of the State of Delaware (the "DGCL") which shall be governed by the DGCL.

            6.9 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

            6.10 Jurisdiction; Venue; Process. (a) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie and shall be brought in any federal or state court located in the State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself or himself and in respect of its or his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

            (b) Artal hereby irrevocably and unconditionally designates and directs Mr. David Van Zandt, with offices on the date hereof at Northwestern University School of Law, 357 East Chicago Avenue, Chicago, Illinois 60611, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding related to this Agreement and agrees that service upon such agent shall constitute valid and effective service upon Artal and that failure of such agent to give any notice of such service to Artal shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

            6.11 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                                     * * * *

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        INFLO HOLDINGS CORPORATION


                                        By:_________________________
                                           Name:  Sam K. Reed
                                           Title:  Chief Executive Officer
                                                       and President


Address for Notices:                    With copies to:

INFLO Holdings Corporation              Simpson Thacher & Bartlett
677 Larch Avenue                        425 Lexington Avenue
Elmhurst, Illinois 60126                New York, New York 10017
Facsimile No.:  1-708-833-3372          Facsimile No.:  1-212-455-2502
Attn:  Chief Executive Officer          Attn:  Robert E. Spatt, Esq.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                       INVESTOR STOCKHOLDER SIGNATURE PAGE


Name:       G.F. INDUSTRIES, INC.

Address for                             with copies
Notices:                                to:

G.F. Industries, Inc.                   Stephen Barbieri
999 Baker Way, Suite 200                214 Grant Avenue, Suite 400
San Mateo, California 94404             San Francisco, California 94108
Facsimile No.:  1-415-312-8077          Facsimile No.:  1-415-986-1730
Attn:  President


                                        G.F. INDUSTRIES, INC.


                                        By:___________________________
                                           Name:
                                           Title:

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                       INVESTOR STOCKHOLDER SIGNATURE PAGE


Name:       ARTAL LUXEMBOURG S.A.

Address for                             with copies
Notices:                                to:

Artal Luxembourg S.A.                   David Van Zandt
39 Boulevard Royal                      Northwestern University School
Luxembourg City, Luxembourg               of Law
Facsimile No.:  352-22-42-66            357 East Chicago Avenue
Attn:  Managing Director                Chicago, Illinois 60611
                                        Facsimile No.:  1-312-503-7694

                                        and

                                        Simpson Thacher & Bartlett
                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Facsimile No.:  1-212-455-2502
                                        Attn:  Robert E. Spatt, Esq.


                                        ARTAL LUXEMBOURG S.A.


                                        By:___________________________
                                           Name:  David Van Zandt
                                           Title:

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                       INVESTOR STOCKHOLDER SIGNATURE PAGE


Name:       FLOWERS INDUSTRIES, INC.

Address for                             with copies
Notices:                                to:

Flowers Industries, Inc.                Jones, Day, Reavis & Pogue
11796 US Highway 19 South               3500 One Peachtree Center
Thomasville, Georgia  31799             303 Peachtree Street, N.E.
Facsimile No.:  1-912-225-3808          Atlanta, GA  30308
Attn:  Robert P. Crozer                 Facsimile No.: 1-404-581-8330
                                        Attn:  Robert W. Smith, Esq.

                                        and

                                        Simpson Thacher & Bartlett
                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Facsimile No.:  1-212-455-2502
                                        Attn:  Robert E. Spatt, Esq.


                                        FLOWERS INDUSTRIES, INC.


                                        By:___________________________
                                           Name:  Robert P. Crozer
                                           Title:  Vice Chairman

                                                                  Exhibit 3.1(a)


                                INVESTOR JOINDER


            By execution of this Investor Joinder, the undersigned agrees to become a party to that certain GFI Stockholder's Agreement, dated as of June 4, 1996 (the "Agreement"), among INFLO Holdings Corporation (the "Company") and certain stockholders of the Company, which stockholders included on such date G.F. Industries, Inc., Artal Luxembourg S.A. and Flowers Industries, Inc. By execution of this Investor Joinder, the undersigned shall have all rights, and shall observe all the obligations, applicable to [fill in name of transferee] (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Investor Stockholder, modified, if necessary, to reflect the nature of the undersigned as a corporation, partnership, other entity or natural person.

            [If completed by a Permitted Transferee of GFI] [The undersigned hereby appoints the GFI Board Representative or, if GFI shall no longer be permitted to designate a representative to the Board pursuant to Section 2.1(a) of the Agreement, Michael Uytengsu or such one Person as GFI and all the Permitted Transferees shall agree upon, as the undersigned's true and lawful attorney-in-fact for purposes of exercising the undersigned's rights and obligations pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement and Annex A thereto.]

Name:_________________________

Address for                               with copies
Notices:                                  to:

- ------------------------------            ------------------------------
- ------------------------------            ------------------------------
- ------------------------------            ------------------------------
- ------------------------------            ------------------------------
- ------------------------------            ------------------------------

If an individual, are you presently married or separated?

                           yes _____                     no _____

(If yes, you must also have your spouse execute a spousal consent in the form attached hereto.)

                              Signature:___________________

                                   Date:___________________

                         CONSENT AND AGREEMENT OF SPOUSE


            I, _________________________________, am the spouse of
____________________, one of the stockholders of INFLO Holdings Corporation, a Delaware corporation (the "Company"). I acknowledge that my spouse is a party to that certain GFI Stockholder's Agreement, dated as of June 4, 1996, among the Company and certain stockholders of the Company, which stockholders included on such date G.F. Industries, Inc., Artal Luxembourg S.A. and Flowers Industries, Inc. (the "Agreement"), and that I have read the Agreement. I consent to, agree to, approve and ratify each and every one of the terms and provisions of the Agreement, and I further agree to provide all notices and information required of me in the time and manner set forth in the Agreement.

            Executed this ____ day of __________, 199_.



                                             --------------------------------
                                             (Signature of Consenting Spouse)

                                                                         ANNEX A

                    PROVISIONS REGARDING REGISTRATION RIGHTS

            This Annex A is part of and is incorporated into that certain GFI Stockholder's Agreement (the "Agreement"), dated as of June 4, 1996, among INFLO Holdings Corporation, a Delaware corporation (the "Company"), G.F. Industries, Inc., a Nevada corporation ("GFI"), Artal Luxembourg S.A., a Luxembourg corporation ("Artal"), and Flowers Industries, Inc., a Georgia corporation ("Flowers"). Capitalized terms used in this Annex A and not otherwise defined shall have the meanings ascribed to them in the Agreement. Certain capitalized terms used herein are defined in Section 2.1 of this Annex A.

            It is understood that registration rights similar to those contained in this Annex A have been granted to various management investors pursuant to that certain Management Stockholder's Agreement and other entities pursuant to Annex A to the Original Stockholders' Agreement and that additional registration rights may be extended in the future to holders of securities of the Company.

            1.1 Demand Registrations.

            (a) Demand Registrations. At any time, the Company shall, upon receipt of a written request (the "Demand Notice") given by GFI to register Registrable Securities held by GFI, as promptly as practicable but in any event within 60 days after receiving such Demand Notice, file a Registration Statement and shall include in the Registration Statement for registration the Registrable Securities requested to be registered by GFI; provided, however, that GFI agrees not to deliver any such Demand Notice to the Company prior to the earlier of (i) the seventh anniversary of the Trigger Date and (ii) the earliest date Artal or Flowers is entitled to exercise any demand registration rights with respect to the Securities (other than in connection with a Public Offering that is a Liquidity Transaction under the Original Stockholders' Agreement, as in effect on the date hereof and without giving any effect to any amendment, supplement or other modification thereof after the date hereof), under Section 1.1(a) of Annex A to the Original Stockholders' Agreement, under any amendment, supplement or other modification to the Original Stockholders' Agreement, or pursuant to any other contractual or similar right. A registration effected pursuant to this
Section 1.1(a) is referred to herein as a "Demand Registration."

            (b) Number of Demand Registrations. GFI shall be entitled to two (2) Demand Registrations in the aggregate, provided that if (i) a Demand Registration is not declared and maintained effective for the period required by
Section 1.1(d) hereof or if the consummation of the offering of Registrable Securities pursuant to such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, or (ii) GFI shall be prevented through the operation of clause first of Section 1.1(e) from registering any of its Registrable Securities requested to be registered in a Demand Notice, GFI shall be entitled to an additional Demand Registration in lieu thereof.

            (c) Minimum Amount of Registrable Securities. The Company shall not be required to effect any Demand Registration unless the aggregate amount of the class of Registrable Securities requested to be registered by GFI shall equal at least (i) if such Registrable Securities shall be Common Stock, 495,038 shares of Common Stock (adjusted to take account of any Recapitalization) and (ii) if such Registrable Securities shall be other than Common Stock, a comparable amount of such Registrable Securities.

            (d) Filing and Effectiveness. Each Demand Registration shall be on Form S-1 or another available form acceptable to the Holders of a majority of the Registrable Securities offered thereby, permitting registration of such securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall file the Demand Registration within 60 days (the "Filing Date") and shall use its best efforts to cause the same to be declared effective by the SEC within 120 days (in each case, the "Effectiveness Date") of the date on which the Holders of Registrable Securities give the Demand Notice required by
Section 1.1(a) hereof with respect to such Demand Registration.

            Within ten days after receipt of such Demand Notice, the Company shall serve written notice (the "Registration Notice") of such registration request to all other Holders of Registrable Securities and shall, subject to the provisions of Section 1.1(e) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within fifteen (15) business days after the receipt of the Registration Notice by the applicable Holder. All requests made pursuant to this Section 1.1 will specify the number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof, provided that if the Holders of a majority of the Registrable Securities then outstanding requested and permitted to be included in such registration specify one particular type of underwritten offering, such method of disposition shall be such type of underwritten offering or a series of such underwritten offerings (as the Holders of such majority may elect) during the time period the Registration Statement is effective.

            The Company hereby agrees to use its best efforts to comply with all necessary provisions of the federal securities laws in order to keep such Registration Statement effective for a period of 180 days from its Effectiveness Date.

            (e) Priority on Demand Registrations. If the Registrable Securities registered pursuant to a Demand Registration are to be sold in one or more firm commitment underwritten offerings, and the sole or managing Underwriter, as the case may be, of such underwritten offering advises the Holders of such securities that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company shall register first, the maximum number of securities requested to be included in such registration by the Company which in the Underwriter's opinion can be sold, second, the maximum number of Registrable Securities requested to be included in such registration by the Holders which in the Underwriter's opinion can be sold, pro rata based on the number of Registrable Securities requested to be included by such Holders, until all of such Registrable Securities have been registered, and third, subject to the last proviso set forth in Section 1.2(b) (or any similar limitation in any other applicable agreement), the number of securities requested to be included in such registration by the holders of the Company's securities pursuant to any incidental or piggyback registration rights which in the Underwriter's opinion can be sold, pro rata based on the number of securities requested to be included by such holders.

            (f) Other Registrations. The Company shall not effect any registration of its securities (except on Form S-8, S-4 or any successor forms to such Forms), or effect any public or private sale or distribution of any of its securities, including, without limitation, a sale pursuant to Regulation D under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities (other than pursuant to and in accordance with this Section 1.1), from the date of a request to register Registrable Securities pursuant to and in accordance with this Section 1.1 until the earlier of (i) 90 days after the date on which all Registrable Securities covered by such Demand Registration have been sold or (ii) 180 days after the date such Demand Registration has been declared effective by the SEC unless the Company shall have first notified in writing the Holders of the Registrable Securities covered by such Registration Statement of its intention to do so, and the Holders of a majority of such Registrable Securities or the managing Underwriter, if any, shall have consented thereto in writing; provided, that the restriction contained in this clause shall only be applicable to securities of the Company of the same class as the Registrable Securities which are the subject of any such request.

            (g) Postponement of Registration. Notwithstanding anything to the contrary contained herein, the Company may postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a registration requested if its Board of Directors reasonably believes the requested registration would have a material adverse effect on, or interfere in any material respect with, any proposal or plan by the Company to engage in any public financing or any material pending corporate development or transaction, including, without limitation, a material acquisition of assets (other than in the ordinary course of business), any tender offer or any merger, consolidation or other similar transaction material to the Company and its subsidiaries taken as a whole.

            1.2 Incidental Registrations.

            (a) "Piggy-back" Registrations. If the Company at any time proposes to register any securities under the Securities Act (other than a registration on Form S-8, S-4 or any successor or similar forms) for public offerings for cash, whether or not for its own account, it will each such time give prompt written notice to all Investor Stockholders of record of Registrable Securities of the class then being registered of its intention to do so and of such Holders' rights under this Section 1.2 (it being understood that only those Holders of Registrable Securities of the class then being registered shall have any rights under this Section 1.2 with respect to such registration), at least 30 days prior to the anticipated date of the initial filing of the registration statement relating to such registration. Such notice shall offer all such Holders the opportunity to include in such registration statement such number of Registrable Securities of the class then being registered as each such Holder may request, provided that GFI agrees not to make any such written request to register any of its Registrable Securities in connection with a Public Offering which constitutes a Liquidity Transaction under the Original Stockholders' Agreement (as in effect on the date hereof and without giving effect to any amendment, supplement or other modification thereof after the date hereof), except with the consent of Artal. Upon the written request of any such Holder made within 20 days after the receipt of the Company's notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities of the class then being registered which the Company has been so requested to register by the Holders thereof, to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company (except that indemnification obligations of the Holders shall be limited to those obligations set forth in Section 1.6(b)); (ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 1.2 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all Holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; and (iii) any Holder that owns less than 3% of the outstanding class of any securities to be registered in accordance with this Section shall request to include in such registration all of such Holder's shares of such class (it being understood that for purposes of this clause (iii), GFI and its Permitted Transferees shall be treated as one "Holder"). A registration effected pursuant to this Section 1.2(a) is referred to herein as an "Incidental Registration".

            (b) Priority in Incidental Registrations. If a registration pursuant to this Section 1.2 involves an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of securities (including all Registrable Securities) which the Company, the Holders and any other persons propose to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, the Company will include in such registration up to such maximum number of securities (i) first, all the securities the Company initially proposes to sell for its own account or for the account of any security holder pursuant to any contractual requirement to register securities (unless such holder is exercising incidental registration rights subject to a proration provision similar to the provisions applicable to GFI as set forth in this Section 1.2(b) or demand registration rights subject to a proration provision similar to the provisions applicable to GFI as set forth in Section 1.1(e) hereof, in which case the provisions of the following clause (ii) shall apply to the securities of such holder), and (ii) second, to the extent that the number of securities referred to in clause (i) is less than the number of Securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, all Registrable Securities requested to be included in such registration by the Holders pursuant to Section 1.2(a) or by any other holder of securities electing to register securities pursuant to any similar registration rights agreement, provided that if the number of Registrable Securities or other securities to be included in such registration by the Holders pursuant to clause (ii) of this Section, together with the number of securities which the Company proposes to sell in such registration pursuant to clause (i) of this Section exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Securities or other securities included in such registration pursuant to clause
(ii) of this Section shall be limited to such extent and shall be allocated pro rata among all Holders or other holders requesting such registration pursuant to
Section 1.2(a) or any similar registration rights agreement on the basis of the relative number of securities requested to be included in such registration, and provided further that if the sole or managing underwriter advises the Company that including the Registrable Securities of any particular Holder in such registration would be reasonably likely to have an adverse effect on such offering, including the price at which such securities can be sold, the Company shall not be obligated to include any Registrable Securities of such Holder.

            1.3 Hold-Back Agreements. Each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 1.1 or Section 1.2 hereof agrees, if requested (pursuant to a timely written notice) by the managing Underwriter or Underwriters in an underwritten offering, not to effect any public sale or distribution of any of the issue being registered or a similar security of the Company or any securities convertible or exchangeable or exercisable for such securities including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending up to 180 days (as requested by the managing underwriter) after, the closing date of each underwritten offering made pursuant to such Registration Statement (or such shorter period as the managing Underwriter or Underwriters may agree), to the extent timely notified in writing by the Company or by the managing Underwriter or Underwriters.

            1.4 Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

            (a) Prepare and file with the SEC a Registration Statement or Registration Statements on Form S-1 or such other form available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto (not including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall afford the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel and the managing or sole Underwriter, if any, an opportunity to review copies of all such documents proposed to be filed. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders have a right to review prior to the filing of such document, if the Holders of a majority of the Registrable Securities covered by such Registration Statement, their Special Counsel, or the managing

      Underwriters, if any, shall reasonably object, in writing, on a timely basis.

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the effectiveness period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the selling Holders of Registrable Securities, their Special Counsel and the managing Underwriters, if any, promptly (but in any event within 10 business days), and confirm such notice in writing,
      (i) when a Registration Statement, Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules but excluding documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 1.4(k) below cease to be true and correct in any material respect, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

            (d) Use its best efforts (including, if necessary, by the filing of any amendments or supplements to the Registration Statement or the Prospectus) to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of a Registration Statement or any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

            (e) If requested by the managing or sole Underwriter, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing or sole Underwriter, if any, or such Holders reasonably request to be included therein to comply with applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement; provided, however, that the Company shall not be required to take any actions under this Section 1.4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

            (f) Furnish to each selling Holder of Registrable Securities who so requests and to Special Counsel and each managing Underwriter, if any, without charge, one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

            (g) Deliver to each selling Holder of Registrable Securities, their Special Counsel, and the Underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and an amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Securities, to use its best efforts to register or qualify, and cooperate with the selling Holders of Registrable Securities, the Underwriters, if any, the sales agent and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any selling Holder or the managing Underwriters, if any, reasonably request in writing, provided that the Company agrees to cause its counsel to perform "blue sky" investigations and file registrations and qualifications required to be filed pursuant to this Section 1.4(h) (unless the Registrable Securities are offered through an underwritten offering); use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period during which the related Registration Statement is required to be kept effective; and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

            (i) Cooperate with the selling Holders of Registrable Securities and the managing or sole Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing or sole Underwriter, if any, or Holders may reasonably request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering, or at least 10 business days prior to any other such sale.

            (j) Upon the occurrence of any event contemplated by clause (v) or
      (vi) of Section 1.4(c) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any such document or other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that such Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (k) If the offering is to be underwritten, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole Underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the Underwriters, with respect to, among other things, the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to Underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing or sole Underwriters), addressed to the Underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the Underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in
      Section 1.6 hereof (or such other provisions and procedures acceptable to Holders of a majority of the Registrable Securities covered by such Registration Statement and the managing Underwriters or agents) with respect to all parties to be indemnified pursuant to said Section and with respect to the underwriters and each Person, if any, who controls such underwriters (within the meaning of either Section 15 or the Securities Act or Section 20 of the Exchange Act) and any other Persons customarily covered by an indemnity of underwriters. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

            (l) Use its best efforts to cause the Registrable Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if applicable, if so requested by the Holders of a majority of the Registrable Securities covered by such Registration Statement or the managing or sole Underwriter, if any.

            (m) Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange on which securities issued by the Company are then listed, or
      (ii) authorized to be quoted on the NASDAQ or the National Market System of the NASDAQ if the securities so qualify, in each case, if requested by the Holders of a majority of the Registrable Securities covered by such Registration Statement or the managing or sole Underwriter, if any.

            (n) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any Underwriter participating in any such disposition of Registrable Securities, if any, any accountant retained by such representative of the Holders or the Underwriters, any Special Counsel and any counsel to the Underwriters (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information, in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Inspector unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Inspector, is necessary to avoid or correct a misstatement or omission of a material fact in the Registration Statement, Prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector; without limiting the foregoing, no such information shall be used by such

      Inspector as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law.

            (o) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to Underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to Underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the Effectiveness Date of a Registration Statement, which statements shall cover said 12-month periods.

            The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing, provided that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information as promptly as practicable after receiving such request.

            Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (ii), (iv) or (v) of
Section 1.4(c), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1.4(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice at any time during the effectiveness period of a Registration Statement for registration of an offering on a continuous basis under Rule 415, the effectiveness period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 1.4(j) or (y) the Advice.

            1.5 Registration Expenses.

            (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky" laws (including, without limitation, fees and disbursements of counsel for the Underwriters or counsel for the Company, in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 1.4(h), in the case of Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing or sole Underwriter, if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company,
(v) fees and disbursements of all independent certified public accountants referred to in Section 1.4(k) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Underwriters' fees and expenses (excluding discounts, commissions, or fees of Underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, but including the fees and expenses of any "qualified independent Underwriter" or other independent appraiser participating in an offering pursuant to Schedule E to the By-laws of the National Association of Securities Dealers, Inc.), (vii) rating agency fees, (viii) Securities Act liability insurance, if the Company so desires such insurance, (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (xii) the fees and expenses of any Person, including special experts, retained by the Company.

            (b) In connection with any Registration Statement hereunder, the Holders of the Registrable Securities being registered shall bear the discounts, commissions, or fees of Underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities and the fees and disbursements of Special Counsel or such other counsel chosen by the Holders.

            1.6 Indemnification, Contribution.

            (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, the officers, directors and agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser or other representatives thereto (each, an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees and expenses) and reasonable expenses (including reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related Holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any Indemnified Party to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (x) such Indemnified Party or the related Holder of Registrable Securities failed to send or deliver (if it had a duty to do so) a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Indemnified Party or the related Holder of Registrable Securities to the Person asserting the claim from which such Losses arise, (y) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (z) the Company has complied with its obligations under Section 1.4(c). Such indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

            (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, an authorized officer of such Holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and such Holder shall, severally and not jointly, indemnify, to the full extent permitted by law, the Company and its respective directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such Holder to the Company expressly for use in such Registration Statement or Prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, Prospectus or form of prospectus; provided, however, that such Holder of Registrable Securities shall not be liable in any such case to the extent that the Holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or Prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or Prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

            (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying parties agree to pay such fees and expenses; (2) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement (i) which provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

            (d) Contribution. If the indemnification provided for in this
Section 1.6 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section
1.6 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 1.6(a) or 1.6(b) was available to such party.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 1.6(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            1.7 Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Anything to the contrary contained in this Section 1.7 notwithstanding, the Company may deregister any of its securities and/or suspend its reporting obligations under the Exchange Act if it is then permitted to do so pursuant to the Exchange Act.

            1.8 Underwritten Registrations. If any of the Registrable Securities covered by any Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company with the consent of a majority of the Registrable Securities included in such registration. No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

            2.1 Definitions. Capitalized terms used in this Annex A shall have the meanings set forth below:

            "Advice" shall have the meaning specified in Section 1.4.

            "Common Stock" means the Company's Common Stock, par value $.01 per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

            "Demand Notice" shall have the meaning specified in Section 1.1(a).

            "Demand Registration" shall have the meaning specified in Section 1.1(a).

            "Effectiveness Date" shall have the meaning specified in Section 1.1(d).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and relations of the SEC promulgated thereunder.

            "Filing Date" shall have the meaning specified in Section 1.1(d).

            "GFI Registrable Securities" means, collectively, (a) the shares of Common Stock acquired by GFI on the date hereof, (b) all shares of Common Stock acquired or that may be acquired by GFI upon exercise of the Warrants, and (c) all Securities issued in respect of, in exchange for, or in substitution of, the Securities described in clauses (a) and (b) above in connection with a Recapitalization. GFI Registrable Securities shall remain GFI Registrable Securities in the hands of any transferee (if they constitute Restricted Securities in the hands of such


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transferee) and shall continue to be GFI Registrable Securities so long as they remain Restricted Securities.

            "Holder" means any holder of Registrable Securities.

            "Indemnified Party" shall have the meaning specified in Section 1.6(a).

            "Inspectors" shall have the meaning specified in Section 1.4(n).

            "Losses" shall have the meaning specified in Section 1.6(a).

            "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

            "Proceeding" shall have the meaning specified in Section 1.6(c).

            "Prospectus" means the prospectus included in the Registration Statement, including any form of prospectus or any preliminary prospectus, as amended or supplemented by any prospectus supplement and by all other amendments or supplements to such prospectus, including all post-effective amendments and all material, if any, incorporated by reference or deemed to be incorporated by reference into such prospectus.

            "Registrable Securities" means the GFI Registrable Securities, and any Securities deemed to be Registrable Securities pursuant to the Original Stockholders' Agreement.

            "Registration Notice" shall have the meaning specified Section
1.1(d).

            "Registration Statement" means any registration statement of the Company under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            "Restricted Securities" means the Securities (and securities issued in respect thereof) upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such securities, the occurrence of any of the following events: (i) a Registration Statement with respect to such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of by the Holder thereof pursuant to such Registration Statement; (ii) such securities are distributed to the public pursuant to Rule 144 (or any successor provisions promulgated under the Securities


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Act); (iii) such securities shall have been otherwise transferred and new certificates for it not bearing a legend restricting further transfer shall have been delivered by the Company and no such legal restriction on further transfers exists; or (iv) such securities shall have ceased to be outstanding.

            "Rule 144" means Rule 144 promulgated by the SEC under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

            "Special Counsel" means a single law firm selected by a majority of the Holders of the Registrable Securities being registered pursuant to any Registration Statement.

            "Underwriter" has the meaning set forth in Section 2(11) of the Securities Act.